UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2014, Celsion Corporation, a Delaware corporation (“Celsion”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Egen, Inc., an Alabama corporation (“EGEN”), in connection with the closing of the previously announced acquisition of substantially all of the assets of EGEN pursuant to that certain Asset Purchase Agreement dated as of June 6, 2014, by and between Celsion and EGEN (the “Asset Purchase Agreement”).

Under the Registration Rights Agreement, Celsion will file, within 90 days after each of the issuance of 2,712,188 shares of common stock, par value $0.01 per share, of Celsion (“Common Stock”) at the closing and the issuances, at Celsion’s option, of shares of Common Stock in relation to any earnout payments that become due and payable upon achievement of certain earnout milestones set forth in the Asset Purchase Agreement, a registration statement with the Securities and Exchange Commission relating to the resale of such shares of Common Stock.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy which will be filed as an exhibit to Celsion’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.

On June 20, 2014, Celsion completed the previously announced acquisition of substantially all of the assets of EGEN pursuant to the Asset Purchase Agreement. CLSN Laboratories, Inc., a Delaware corporation and a wholly-owned subsidiary of Celsion (“CLSN Laboratories”), acquired all of EGEN’s right, title and interest in and to substantially all of the assets of EGEN, including cash and cash equivalents, accounts receivable, patents, trademarks and other intellectual property rights, clinical data, inventory and raw materials, certain contracts, licenses and permits, machinery, mobile and immobile equipment, furniture, office equipment, furnishings, transportation equipment, supplies and other tangible personal property. In addition, CLSN Laboratories assumed certain specified liabilities of EGEN, including the liabilities arising out of the acquired contracts and other assets relating to periods after the closing date.

The total purchase price for the asset acquisition is $44.4 million, including earnout payments of up to $30.4 million contingent upon achievement of certain earnout milestones set forth in the Asset Purchase Agreement, subject to certain expense adjustment. At the closing, Celsion paid approximately $3.0 million in cash after the expense adjustment and issued 2,712,188 shares of Common Stock with a total value of $8.5 million at $3.1340 per share to EGEN. The shares of Common Stock were issued in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. In addition, Celsion holds back, until August 2, 2016, 670,070 shares of Common Stock with a total value of $2.1 million at $3.1340 per share as partial security for any post-closing adjustments of expenses and EGEN’s indemnification obligations under the Asset Purchase Agreement. Of the earnout payments, $12.4 million will become payable upon achieving certain specified development milestones relating to an EGEN-001 ovarian cancer study to be conducted by Celsion or its subsidiary, $12.0 million will become payable upon achieving certain specified development milestones relating to an EGEN-001 glioblastoma multiforme brain cancer study to be conducted by Celsion or its subsidiary, and up to $6.0 million will become payable upon achieving certain specified development milestones relating to the TheraSilence technology acquired from EGEN in the acquisition. Celsion's obligations to make the earnout payments will terminate on the seventh anniversary of the closing date.

As previously disclosed by Celsion in a Current Report on Form 8-K filed on June 10, 2014, Celsion borrowed an additional $5 million from Hercules Technology Growth Capital, Inc. (“Hercules”) on June 9, 2014 pursuant to that certain Loan and Security Agreement dated as of November 25, 2013, by and between Celsion and Hercules. Celsion used the loan proceeds to pay the cash payment at the closing and certain transaction costs incurred by Celsion in connection with the asset acquisition.

At the closing, Celsion entered into the Registration Rights Agreement with EGEN to provide for the filing of the registration statements for the resale of certain shares of Common Stock issued under the Asset Purchase Agreement. The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which will be filed as an exhibit to Celsion’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 7.01	Regulation FD Disclosure.

On June 20, 2014, Celsion issued a press release announcing the completion of the asset acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 days from the date that the initial report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit	Description

99.1	Press release titled “Celsion Corporation Completes Acquisition of EGEN, Inc.” issued by Celsion Corporation on June 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 20, 2014	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release titled “Celsion Corporation Completes Acquisition of EGEN, Inc.” issued by Celsion Corporation on June 20, 2014.